Form C

Cover Page

Name of issuer:

Vera Roasting Company, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/17/2015

Physical address of issuer:

99 Bow Street
Suite 100E
Portsmouth NH 03801

Website of issuer:

https://www.veraroasting.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

25,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$200,000.00

Deadline to reach the target offering amount:

4/7/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$41,696.00	$17,958.00
Cash & Cash Equivalents:	$9,297.00	$7,767.00
Accounts Receivable:	$846.00	$0.00
Short-term Debt:	$24,323.00	$14,934.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$89,107.00	$32,147.00
Cost of Goods Sold:	$51,724.00	$20,392.00
Taxes Paid:	$1,633.00	$8.00
Net Income:	($21,131.00)	$22.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Vera Roasting Company, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mark Galvin	CEO of Vera Roasting Company, Inc.	Vera Roasting	2015
Mark Duggan	Treasurer of Vera Roasting, Ex-Nike Executive	Retired	2016
Glen Miller	Professor of Organic Chemistry, Chair of Chemistry Department	Universtiy of New Hampshire	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mark Galvin	CEO	2015
Mark Galvin	President	2015
Mark Galvin	Secretary	2015
Evan Young	Director of Finance and Operations	2015
Evan Young	Assistant Treasurer	2015
Mark Duggan	Treasurer	2016
Glen Miller	Chairman of the Board	2015
Glen Miller	CTO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
New England Innovation Center	500,000 Common 1,250,000 Restricted	28.9301
Glen Miller	1,500,000 Common 1,750,000 Restricted	53.7274

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> **Supply Chain Risk** – Our current supply chain relies heavily upon a single co-packer located near our head office in New Hampshire. As we have no existing relationships with other co-packers in our area, the failure of our co-packers' business or the loss of their cooperation could lead to an immediate and/or lengthy disruption to our supply of freshly roasted coffee. In such an event, we may be forced to contract with another co-packer on unfavorable terms or even be unable to find another coffee roaster to prepare our roasts to our specifications.
>
> **Cost of Goods Sold Risk** - The prices we pay for the green coffee beans we use to craft our premium roasts are indexed to the cost of "C" Coffee futures, a commodity which has exhibited substantial volatility in price over the past few years. This risk is not hedged in any way and we have no plans to do so. Substantial increases in the price of the underlying commodity, such as those that might be driven by natural disasters or global financial/political crises, may reduce our profitability and/or the quality of product we are able to bring to the market.
>
> **Patent Risk** – We have made a submission under the USPTO's Prioritized Patent Examination Program for a utility patent covering the composition of matter and process used in the production of our product, CoffVee. If the patent were denied, there is a risk that a competitor could offer a similar product with the same heart-healthy differentiation we claim to have developed.
>
> **Competition Risk** – The specialty coffee market is very competitive with many incumbents. There is a risk that we will be unable to differentiate ourselves from other players in the specialty coffee space in a way that leads to long-term recurring sales and growth.

Liquidity Risk – The funding instrument we are using, the Simple Agreement for Future Equity (SAFE), is a convertible equity security. Neither the SAFE nor the equity received on conversion will have an active market on which the investors will
be able to sell their interest in the company. Additionally, it is possible that the company will require multiple follow-on financings as we continue to develop the business, some of which may be dilutive to investors in this round. At the current time, the company has no target date for a liquidity event. Investors should expect to commit their capital to the company for an extended period of time.

Qualified Employee Risk – Given our funding situation and cash flow from sales, there is a risk that we will struggle to attract employees with sufficient qualifications
at a level of compensation we can afford.

Spoilage Risk – Although coffee is a fairly shelf-stable product, there is a risk that a portion of an outsized production run of CoffVee could expire before being sold.

Lack of Operational History – Although a team of experienced entrepreneurs leads the company, none of them have ever been involved in bringing a retail food product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in buying a resveratrol-infused coffee.

Shift in Perceived Health Risk – For the last 20+ years, the supporting science and public perception have billed the consumption of red wine—and resveratrol, specifically—aspart of a healthy diet. Overwhelming numbers of studies have shown resveratrol to be a powerful antioxidant that may contribute to improved cardiovascular health, neuromuscular health, cognitive function, and overall fitness. Still, there is potential for new research to emerge and dramatically change the perception of resveratrol in the market. Furthermore, new research could emerge and dramatically change public perception towards coffee overall. Unforeseen changes in market affinity for coffee could significantly impact Vera's sales and customer loyalty towards CoffVee.

Execution of Strategy - Vera Roasting Company may fail to successfully execute its strategy to grow sales through online, television, and
event marketing. Should its marketing efforts fail, the company may be limited
to much slower growth or may be unable to meet its obligations and be forced to
cease operations.

The founders and officers are not currently full time with the company. As such it is likely that Vera Roasting will not make the same progress as it would were that not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$25,000**
Use of Proceeds:	At $25,000 raised, we will use the proceeds to invest in paid advertising, especially through Google AdWords and YouTube, while learning the best way to reach our customers.

If we raise: **$50,000**

Use of Proceeds: At $50,000 raised, we will hire brand ambassadors to create customers on a more personal basis. These individuals will be teaching consumers about our new product at both special events, such as trade shows and athletic events, as well as via their everyday presence staffing carts with samples and product to sell in some of the busiest spots in New England.

If we raise: **$100,000**

Use of Proceeds: At $100,000 raised, we will produce video advertisements for placement on local and regional cable television. The ads will be aimed towards our target market, those 45 years and older with disposable income and interests in health and wellness.

If we raise: **$200,000**

Use of Proceeds: With any amount raised over $100,000, we will invest in capital equipment to build out our production and shipping facility with commercial-grade grinders, mixers, and automated packing equipment.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email

updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (85%) , or

- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$2 million**) divided by (b) the total amount of the Company's capitalization at that time.

- Investors that are part of the first $50K of the round will receive a valuation cap of $1.5 million for the portion of their investment that is part of the first $50K.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$10,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$10,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $10,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$2 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$10,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$10,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	2000000	2000000	Yes	No
Other				
Restricted Stock	7000000	4049058	Yes	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$2 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$2 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Not Applicable

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2016	Regulation D, Rule 506(b)	SAFE	$35,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Vera Roasting Company, Inc. was founded in September 2015 with the mission to roast and sell healthier coffee. We have patents filed for our proprietary method of bringing the "heart-healthy" elements of red wine to every cup of CoffVee™. Our CoffVee is made from master-roasted, 100% Arabica beans infused with *resveratrol*, the all-natural antioxidant found in the skin of red grapes. Our delicious brew is the *only coffee roasted for heart health.*

These financial statements cover the Company's operations since incorporation in September 2015. Being that the total time elapsed since that date is less than two years, multi-year comparisons of operational facts and figures are not possible. To describe changes in momentum of the operation, we will instead focus on the month-to-month and quarter-to-quarter trends of the Company's figures. The document includes financial data through November 30, 2016.

Vera Roasting Company is making the widely accepted health benefits of red wine available to everyone through our CoffVee. At home, at work, out to eat, on the go—all of these are occasions to enjoy the health benefits of red wine, without the accompanying effects of alcohol.

While resveratrol supplements are available in health food stores, they are usually in the form of pills that contain a quantity of resveratrol equivalent to 500 or more glasses of wine. There is very little research to suggest that resveratrol has a positive effect on human health at these high levels of consumption, nor do these pills contain any additional ingredients that would enable human absorption of this unnatural quantity of resveratrol.

As a result, nearly all of the health store supplement will pass through the body unabsorbed and unchanged. With a technical staff led by Dr. Glen Miller, a PhD organic chemist, Department Chair, and Professor of Chemistry at the University of New Hampshire, Vera Roasting Company has conducted numerous tests that pinpoint the optimal concentration range for resveratrol in coffee, and an ethanol-free delivery vehicle that ensures its bioavailability to the coffee consumer. To do this, Vera has developed a safe and effective method to infuse resveratrol and a proprietary solubilizing agent into roasted coffee beans and grounds atprecisely defined concentrations.

Vera Roasting Company has partnered with a local co-packer to roast, infuse, and package our coffee. The infusion solution is prepared in advance by our founder and CTO before being applied in a roughly similar way that a flavored coffee gets its flavor.

Vera Roasting Company developed a modern website to educate and sell CoffVee direct to consumers. Vera backed up
its slick front end with robust, largely automated processes that enable efficient queuing, packing, and shipping of orders anywhere in the 50 states. With 90% of our orders being shipped at no cost to the customer and guaranteed delivery within three days, the CoffVee customer experience is easy and painless. In addition, Vera recently added the ability for customers to set subscriptions, facilitating automatic recurring deliveries of fresh-roasted CoffVee. This has created a way for the company to convert its loyal and enthusiastic customers into predictable revenue.

Coffee sales, including bagged coffees and K-Cups, have accounted for over 98% of total revenue since inception, while ancillary products, like mugs and gift-wrapping options, have made up less than 2% of sales.

Vera Roasting Company is currently employing a multi-faceted approach to sales and marketing to discover the most effective way of reaching and acquiring new customers to support our goals for growth. These efforts include aggressively pursuing earned media opportunities; traditional advertising channels like print and radio; leveraging digital marketing media such as YouTube, Google AdWords, and Amazon sponsored ads; building a social media presence to foster relationships with current and future customers across multiple social channels; scheduling a mix of high-profile trade shows (e.g. Boston Wine Expo, Made in NH Expo, etc.) and local tasting demonstrations at smaller, more focused events; and direct selling to specialty food and wine retailers throughout New England. In addition, Vera has very recently implemented a program by which current subscription customers can send free shipments of CoffVee to friends and family to encourage the viral proliferation of the Vera brand. Every one of these efforts is currently leading to revenue, and as a young company the Vera team is closely measuring the output of each effort to inform future decisions on appropriate sales and marketing strategy mix.

Company Milestones

June 2015: Professor Glen Miller and the New England Innovation Center agree to work together to launch Vera Roasting Company.

July 17, 2015: Provisional Patent with US Patent & Trademark Office is filed.

September 19, 2015: Vera Roasting Company, Inc. is incorporated.

December 13, 2015: Article about Vera Roasting Company's launch is printed in the Portsmouth Herald in reaction to the company's press release.

December 14, 2015: Associated Press picks up the article and distributes throughout its domestic and international feeds to at least 300 media outlets.

December 16, 2015: CoffVee has been shipped to customers in all 50 states.

December 20, 2015: Founder Glen Miller and CEO Mark Galvin appear on ABC affiliate WMUR's NH Business with Fred Kocher.

December 31, 2015: Vera closes the month of December with 1,100 customers and $31,000 in sales.

February 13 – 14: Vera participates in the Boston Wine Expo, serving more than 2,000 sample cups of brewed CoffVee and solidifying its market position as a premier coffee brand.

February 2016: Vera lands the Baltimore Orioles as a corporate account for the 2016 season, serving both their spring training facility in Sarasota, FL, as well as their Major League clubhouse at Camden Yards.

March 2016: Vera moves production to a larger local coffee roasting facility, increasing capacity from 1,400 pounds/week to 20,000 pounds/week.

April 2016: Vera introduces decaf CoffVee.

April 29 – May 1, 2016: Vera participates in the Made in New Hampshire Expo trade show and gains hundreds of new customers.

May 2016: Vera introduces K-Cups to satisfy significant consumer demand for a single-serve product line.

June 2016: Vera files a Utility Patent with the US Patent & Trademark Office.

July 2016: Company closes first $25,000 in funding via SAFEs from local angel investors.

August 2016: Vera introduces a referral program to help proliferate CoffVee through the friends and family of existing customers. CoffVee is introduced and begins selling at a retail grocery store that specializes in natural foods.

September 2016: Company achieves the fourth consecutive quarter of improved gross margin. The first outside retail brand sales manager is hired. CoffVee is introduced at a second retail store that specializes in natural foods and supplements.

October 2016: CoffVee is stocked on shelves of eight retail stores including two that specialize in fine wines. Company closes an additional $10,000 in SAFE funding, contributed by the founder and CTO, Glen Miller.

November 2016: CoffVee is now sold by 16 retailers. This month marks the first order from The Vitamin Shoppe, which has more than 700 brick-and-mortar stores, as well as a robust online retail website.

Discussion of Company Trends

As an early-stage company, we have experienced losses since inception, however we have also proven that the company can be profitable:

- Our total revenue grew approximately 11% in Q3 to $15,403, up from $13,890 in the previous quarter. We have yet to exceed our sales record from Q4 2015 of $32,017, which was driven by sales from earned media and the high demand from holiday buyers. We expect to exceed this record in Q4 of 2016, given our new relationship with the Vitamin Shoppe and our momentum - we're well on our way considering that sales to date in Q4 total $29,005.

- Our net income was $(6,796) during the quarter ended September 30, 2016, a decrease of $5,045 from $(1,751) during the prior quarter. This fall in profitability was predominantly driven by a higher payroll expense. Q4 2015 was barely profitable, however the results were hampered by inefficient purchasing of the raw materials to make our product. Since that time, our unit costs have fallen dramatically and our purchasing has become more efficient.

- In Q1 2016, we expanded our production capacity from 1,400 pounds of roasted coffee per week to over 20,000 pounds per week. This increase was made possible through a partnership with a local coffee roasting facility. At present, we believe this capacity is sufficient to cover any demand over the short-term, however we are actively looking for ways to increase our capacity while decreasing our costs to meet our expected demand over the next six to twelve months.

- To date, the company developed relationships with sixteen local retail stores who have agreed to sell CoffVee based on its clear differentiation and market appeal. For example, two resellers are specialty wine retailers and wished to add CoffVee to brands they carry to appeal to their customers whose interests span both wine and coffee.

- So far in Q4 2016, Vera has added another 14 retailer accounts, including The Vitamin Shoppe, which boasts more than 700 brick-and-mortar locations and strong website sales.

We expect to continue to grow our business in the coming years. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past year or be maintained, we expect generally to grow in the coming years. Nonetheless, it may be years before investors see a return on their investment, if they do at all.

- In Q4 2016, the company will execute a strong holiday marketing program to drive sales. We will grow our direct-to-consumer online business through these efforts, as well as a referral marketing program designed to grow the number of CoffVee subscriptions.

- In 2017 the company will continuously increase our footprint in the retail space, and this trend will continue for the foreseeable future.

- In 2017 the company will also increase our footprint at trade shows and relevant events throughout New England in order to acquire new customers and build brand recognition.

Company Risks

The following risks could have an adverse impact on our company:

- **Supply Chain Risk** – Our current supply chain relies heavily upon a single co-packer located near our head office in New Hampshire. As we have no existing relationships with other co-packers in our area, the failure of our co-packers' business or the loss of their cooperation could lead to an immediate and/or lengthy disruption to our supply of freshly roasted coffee. In such an event, we may be forced to contract with another co-packer on unfavorable terms or even be unable to find another coffee roaster to prepare our roasts to our specifications.

- **Cost of Goods Sold Risk** – The prices we pay for the green coffee beans we use to craft our premium roasts are indexed to the cost of "C" Coffee futures, a commodity which has exhibited substantial volatility in price over the past few years. This risk is not hedged in any way and we have no plans to do so. Substantial increases in the price of the underlying commodity, such as those that might be driven by natural disasters or global financial/political crises, may reduce our profitability and/or the quality of product we are able to bring to the market.

- **Patent Risk** – We have made a submission under the USPTO's Prioritized Patent Examination Program for a utility patent covering the composition of matter and process used in the production of our product, CoffVee. If the patent is denied, there is a risk that a competitor could offer a similar product with the same heart-healthy differentiation we claim to have developed.

- **Competition Risk** – The specialty coffee market is very competitive with many incumbents. There is a risk that we will be unable to differentiate ourselves from other players in the specialty coffee space in a way that leads to long-term recurring sales and growth.

- **Liquidity Risk** – The funding instrument we are using, the Simple Agreement for Future Equity (SAFE), is a convertible equity security. Neither the SAFE nor the equity received on conversion will have an active market on which the investors will be able to sell their interest in the company. Additionally, it is possible that the company will require multiple follow-on financings as we continue to develop the business, some of which may be dilutive to investors in this round. At the current time, the company has no target date for a liquidity event. Investors should expect to commit their capital to the company for an extended period of time.

- **Qualified Employee Risk** – Given our funding situation and cash flow from sales, there is a risk that we will struggle to attract employees with sufficient qualifications at a level of compensation we can afford.

- **Spoilage Risk** – Although coffee is a fairly shelf-stable product, there is a risk that a portion of an outsized production run of CoffVee could expire before being sold.

- **Lack of Operational History** – Although a team of experienced entrepreneurs leads the company, none of them have ever been involved in bringing a retail food product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in buying a resveratrol-infused coffee.

- **Execution of Strategy** – Vera Roasting Company may fail tosuccessfully execute its strategy to grow sales through online, television, and event marketing. Should its marketing efforts fail, the company may be limited to much slower growth or may be unable to meet its obligations and be forced to cease operations.

- **Shift in Perceived Health Risk** – For the last 20+ years, the supporting science and public perception have billed the consumption of red wine—and resveratrol, specifically—as part of a healthy diet. Overwhelming numbers of studies have shown resveratrol to be a powerful antioxidant that may contribute to improved cardiovascular health, neuromuscular health, cognitive function, and overall fitness. Still, there is potential for new research to emerge and dramatically change the perception of resveratrol in the market. Furthermore, new research could emerge and dramatically change public perception towards coffee overall. Unforeseen changes in market affinity for coffee could significantly impact Vera's sales and customer loyalty towards CoffVee.

Liquidity

Our cash and cash equivalents as of November 30, 2016 were held for working capital purposes. We do not use securities for hedging or speculative purposes.

We anticipate using our available cash for operations by early 2017. We base this estimate on a projection of sales through the end of the Q1 2017 and estimates of cash flows needed to invest in our inventory and marketing for the coming holiday season and beyond, as well as to meet our obligations to employees, payment processor, and shipper.

We expect that the proceeds of this offering will improve our liquidity and provide additional capital to pursue various marketing initiatives and to increase our capacity. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to the rapid implementation of these initiatives.

Cash held as of November 30, 2016 was $10,834. This is higher than most points in the company's history due to the $35K of SAFE investment made earlier this year, but was mitigated by recent inventory purchases to prepare for the holiday season and to fulfill the Vitamin Shoppe order. Four angel investors have contributed a total of $35,000 via a Simple Agreement for Future Equity (SAFE) with a $1 million valuation cap and a discount rate of 85%.

The company continues to operate with a negative monthly cash flow and expects that our current cash position will be eroded over the coming months. At this stage, the company will require additional equity investment to continue operation while seeking aggressive growth. Most of the cash generated from growing sales will be reinvested in marketing activities such that the company's cash on hand will remain limited for some time.

Discussion of Cash Flows

Cash used in operating activities. Net cash used in operating activities consisted of net income adjusted for certain non-cash items including deferred taxes, as well as the effect of changes in working capital.

Net cash used in operating activities was $11,709 for the period since inception and cash used by operating activities was $21,387 for calendar year 2016 to date. Operating cash flow was initially positive due to strong sales, however as sales slowed after the holiday rush and our investments in inventory and fixed costs rose, the operating cash flow turned negative. More than half of this deficit is due to a large receivable from our largest customer, Vitamin Shoppe, which we expect to be paid in early December 2016. Stretching accounts payable, nearly all of which is due to our attorney for expenses related to filing our patent, had a mitigating effect.

Cash used in investing activities. Our only investing activity since inception has been the investment in our patent. This includes legal fees, standard filing fees, and FAST prioritized examination fees. Since inception, cash used in investing activities has totaled $15,938, of which $10,808 has been incurred in calendar year 2016.

Cash generated from financing activities. Our financing activities have consisted of sales of common and restricted stock to founders and employees, the sale of SAFE instruments, and a short-term loan from a related party that was paid in full. Since inception, cash generated from financing activities has totaled $38,480, of which $35,262 was generated in calendar year 2016. The loan was made by the New England Innovation Center for Vera's web hosting and domain name expenses before the billing was separated. The NEIC does not make loans to its resident companies in the normal course of business, and Vera does not anticipate that it will be able to use the NEIC for financing in the future. In August 2016, the common stock and paid-in-capital accounts decreased marginally due to the repurchase of unvested shares from an employee that left the company.

Capital Resources

We have financed our operations through a single Simple Agreement for Future Equity (SAFE) round with money coming in both in July and October. The total amount of capital raised is $35,000. These SAFEs were all executed at a $1 million pre-money cap with a 15% discount.

The investors include three local angels as well as our Founder & CTO, Glen Miller. One of the angels is also on our Board. Mark Duggan is the former CEO of Nike Bauer Hockey and made his mark on the global Nike brand over his 28-year career there with his strategic planning, marketplace management, and brand development expertise.

Before the company sought equity investment in July, it was completely boot-strapped and operated for nearly 10 months only from cash generated from sales.

The company has no loans or lines of credit nor any future commitments from investors.

Historical Results of Operations

Our total revenue since inception is $108,380, nearly 29% of which occurred in the same month as our launch. More recently sales have stabilized to approximately $5,000 per month before beginning to ramp up based on new retail activities including the 16 local stores carrying our product and our first national customer, Vitamin Shoppe. Q3 sales of $15,403 surpassed Q2 sales by $1,513, or 11%. Q4 2016 sales to date trail Q4 2015 sales by only $3,000, and we have high expectations for December of this year and the coming holiday shopping.

Our sales fell from their peak during mid-2016 for a number of reasons, primarily because we lacked the resources to maintain the momentum of the sales of that period through paid advertising and other customer outreach efforts. Additionally, we timed our launch to be coincident with the holiday shopping season, the peak gift-giving and purchasing season nationwide, after which time purchasing naturally fell. We expect both of these factors to be working in our favor towards the end of Q4 of this year and hope to maintain the traction we gain in part with the proceeds of this fundraising.

The modest increase in sales from Q2 to Q3 resulted from the improved brand recognition for our product. Although we did not participate in any trade shows in Q3, we reached our existing customers and found new customers through other means, including outreach by brand ambassadors and selling through local retailers.

While revenue has remained more or less stable, our cost of sales has fallen dramatically with an equally favorable increase in quality. Gross margin improved every quarter through Q3 2016. During Q4 2015, gross margin was 36.6%, while in Q3 of 2016 it grew to 50.7%. This was largely driven by more efficient shipping methods to our ecommerce customers, a lower cost of coffee, and less expensive packaging. This decrease was offset slightly by higher payment processing/merchant fees from Amazon during that period. Beginning in early January, CoffVee started selling in the Amazon Store, which has substantially higher processing fees than our other payment processors, Stripe and Square.

November of 2016 saw a drastic decrease to gross margin, from 50.7% to 42.2%. This was due to a large order made at our wholesale price, with an added "first buy" discount of 15%, that accounted for roughly half of our monthly revenue. Additionally, a significant portion of sales in November were comprised of special trade show sales, which are typically made at a price lower than our retail price.

We expect to be able to capture another 5%-10% gross margin in the coming one to two years. These further decreases to cost of goods sold will result from better negotiated pricing with our roasting and packing partners, shipping economies based on higher volumes, and potentially setting up our own production line to handle some of the operations currently taking place at our partners' facilities. We expect volume breaks to kick in with all of these vendors at roughly three times our current run rate.

We expect our revenue to grow at increasing rates over the same period. This holiday season, we hope to maintain more of the customers that make purchases through our ecommerce site and expand our reach to new consumers. We will have greater resources, both human and financial, to deploy towards educating consumers, rather than just selling them, and the marketing budget to drive continued follow-on purchases.

The feature most likely to help us achieve our goal is our new subscription system. In 2015, our subscription system sold 3-, 6-, and 12-month "subscriptions" of 2 bags delivered monthly, and paid upfront —inconvenient to customers on a number of levels. Today, our subscription system is far more flexible. Customers can choose any number of products to be delivered weekly, bi-weekly, monthly, or bi-monthly, and are only charged when the shipment leaves our facility. There is no action required on their part to continue the subscription, although it can be cancelled at any time. To entice customers to sign up, a five percent discount is offered for most shipment quantities.

To facilitate gift-giving, we have also launched gift cards for sale on our site. Last year, we discovered that although the purchaser knows of the recipient's affinity for coffee, they are not necessarily aware of their preferred roast or format (ground, whole bean, or K-Cup). This led to orders mismatched to recipients' preferences and likely precluded many potential buyers from purchasing for someone else and stymied follow-on orders from the recipient. A gift card will allow the recipients to choose the coffee they like best.

Finally, to encourage existing customers to introduce our brand to their friends and families, we have instituted a referral program. Purchasing customers will be given vouchers to share with their family and friends, entitling the recipients to free CoffVee shipped to their doors. We view the system as a way to pre-qualify people that are interested in our product, and it will expose people to CoffVee who haven't heard about it through another means. Those who accept the voucher will have to sign up for a subscription, so if they like it, they don't have to take any action to continue to receive it at a frequency they determine at checkout.

Discussion of Income Statement Items

Revenue – Historically, Vera Roasting Company's monthly revenue has been tightly correlated with the volume of earned media focusing on the company. While we expect to continue to be featured in earned media, sustainable recurring revenue will ultimately come from paid advertising and direct selling efforts to our target demographics, namely coffee- and/or wine-drinkers over the age of 45 and individuals interested in health and fitness. To the extent that our digital advertising gains traction, the opportunity for sales growth is significant. We have also just finished negotiations with The Vitamin Shoppe, a national chain with more than 700 brick-and-mortar stores, as well as a vibrant online marketplace to carry our complete line of products. Given their size, we believe this relationship will be very valuable to the company. We have also begun preliminary discussions with a handful of other national brands, which could bring a stronger national presence and/or co-marketing to their existing customers, and could be very positive to continuing sales.

COGS – Components of COGS include coffee, packaging, infusion components, and gifts, as well as fees from payment processors and shipping fees. Our Cost of Goods Sold has fallen in each quarter since inception due primarily to lower costs for the two largest contributors: shipping and coffee, as of Q3 2016.

Marketing Expense – This includes activities such as trade shows, digital advertising, contracted artistic work, and samples. A successful raise through Wefunder would primarily be used to invest in our marketing activities. Site traffic generated via earned media has historically resulted in a conversion rate as high as 8%, with a reorder rate in excess of 25%. Our goal will be to fine-tune our digital marketing messaging to maximize conversion and reorder rates, which we expect will create strong recurring revenue.

Payroll Expense – Our payroll has consisted of only part-time workers and interns who helped us deal with unexpected order volume until recently, when we hired a full-time Director of Outside Sales. Vera Roasting Company is a "Resident Company" of the New England Innovation Center (NEIC), which lends some of its expert staff to serve on Vera's management team.

At the current pace of business, the NEIC management team has been able to keep up with their responsibilities, however they will have to be supplemented with full-time employees to handle some of the operational tasks as revenue increases. For this reason, we expect the payroll line item to grow from approximately $4,500 per month to $8,000 per month before the end of Q1 2017.

Supplies - Supplies include items used during our trade shows, packing and shipping tools, and materials. Because of their nominal value and sometimes disposable nature, these items have been expensed rather than capitalized. We expect supplies expense to fall as a proportion of sales over time.

Travel & Entertainment - T&E includes travel to and from events and wholesale customers as well as the cost of occasional company meals. Although modest since inception, we expect this category of expense to increase moderately due to expenses incurred by our new Director of Outside Sales. The Company may decide to provide a company car to mitigate travel expenses should they rise drastically as our salesperson expands his geographic focus.

Other - Includes computer and internet expenses, office supplies, one-time setup charges for packaging and our K-Cup products, palletized shipping, insurance expense, legal expense, channel expenses, and various taxes and fees. Projecting future expenses in this category is difficult, however we anticipate that it will become smaller as a proportion of revenue over time.

Cash on Hand / Burn Rate

As of December 2016, the company had approximately $10,118 cash in bank. It currently operates at a "burn rate" or "net cash in" (difference between expenses and revenues) of approximately $-10,000 to $5,000 per month.

The company notes that the current investors are committed to the company and willing to cut the company checks to keep it solvent in these early stages, if needed. It is not something that they've asked them to do yet, though.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.veraroasting.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act,

including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Vera Roasting Early Bird SAFE 1.5m
- Vera Roasting Standard SAFE 2m

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Evan Young
- Glen Miller
- Mark Duggan
- Mark Galvin

CLOSING IN 8 DAYS
Invest until 11pm EDT on Apr 7

INVEST IN VERA ROASTING COMPANY

Craft coffee infused with the same health benefits as red wine

Vera Roasting Company is passionate about crafting a premium brew that will make your taste buds and your heart happy. CoffVee™ is delicately roasted, 100% Arabica beans infused with resveratrol, the all-natural antioxidant found in red wines. Enjoy the widely accepted heart-healthy benefits of a glass of red wine in every cup of CoffVee™.



Glen Miller
FOUNDER & CTO, VERA ROASTING COMPANY

FOLLOW US FOR UPDATES SHARE TWEET


CoffVee
Heart Healthy Coffee
Dark French Roast
WHOLE BEAN
Net Wt. 14 oz.

282
investors

$120,199
raised of $25K-$200K goal

$100 min
by Wefunder Portal LLC

INVEST

Future Equity (SAFE)
$2M valuation cap | 15% discount
A SAFE gives you the right to future shares in Vera Roasting. If you invest, you're betting the company will be worth more than $2M in the future.
INVEST $10,000+ FOR VOTING & PRO-RATA RIGHTS

EARLY BIRD BONUS: $1.5M Valuation Cap
Investors who fund the first $50,000 of this fundraise will receive a $1.5M valuation cap.

INVESTOR PERKS

$100+	20% off purchases for investors (while still holding shares)
	One free bag of CoffVee or 12-count K-Cup carton of any variety shipped to your address
$250+	Two free bags of CoffVee or 12-count K-Cup carton of any variety plus a Vera T-shirt shipped to your address
$500+	A free monthly shipment of any two CoffVee items for three months, plus a T-shirt, and your choice of a branded ceramic mug or iced coffee tumbler.
$1,000+	A free monthly shipment of any two CoffVee items for three months, plus a T-shirt and your choice of a branded ceramic mug or iced coffee tumbler. You can also elect to be part of our tasting group to preview new varieties and vote on our future selection of great CoffVee!
$5,000+	A free monthly shipment of any two CoffVee items for one year, plus a T-shirt and your choice of a branded ceramic mug or iced coffee tumbler. You can also elect to be part of our tasting group to preview new varieties and vote on our future selection of great CoffVee! Finally, you will receive an annual call from our Founder and CTO, Glen Miller, for the term of your investment for a personalized update of our progress and to solicit your feedback.

OUR AMBITION

We want to make resveratrol in coffee as ubiquitous as iodine in salt or vitamin D in milk. In pursuit of this goal, we will aggressively push our offerings through intensive direct-to-consumer efforts, in addition to large retailers with a national focus. Ultimately, we want to grow revenues while continuously improving margins via aggressive growth of our loyal customer base throughout the USA and beyond.

KEY FACTS

- Via earned media, the Company quickly sells CoffVee to all 50 states within 2 days
- CoffVee becomes available at local retail markets in NH, ME, & MA
- Won first national customer, the Vitamin Shoppe
- Awarded U.S. patent for unique process and composition of matter

DOCUMENTS

Video Transcripts

https://veraroasting.com

from Portsmouth NH

FOOD COFFEE FOOD TECH HEALTH AND FITNESS COFFEE HEALTH AND FITNESS

WHY I LIKE VERA ROASTING COMPANY

Vera Roasting Company has pioneered a new "heart healthy" category of premium coffee through a patent-pending resveratrol infusion process. Glen Miller and his team have created an innovation that changes the landscape for coffee consumers—a great-tasting premium coffee that provides additional health-related benefits.

As a New England Innovation Center Resident Company, Vera and Glen Miller closely collaborate with Mark Galvin and an experienced marketing, logistics, and product launch team to position their products in the very best distribution points. This talented group has a proven track record of successfully executing innovative ideas and established go-to-market experience.

Vera'
s CoffVee products have created an exciting new coffee category around "heart healthy" benefits. Glen and the Vera team can use this as a foundation for future innovations as consumer loyalty expands.



Mark Duggan

FORMER CEO OF NIKE BAUER, VERA ROASTING COMPANY INVESTOR

THE BUZZ ABOUT VERA ROASTING COMPANY

I'm picky when it comes to coffee. I've spent years bouncing between blends and brands hunting for the perfect one. I'm happy to say my quest is over! I also really enjoy offering this unique coffee to people when they come over. Great Coffee! Cool Brand!

Anthony M

I love the idea of adding a jolt of health to my morning jolt of caffeine. It makes coffee seem less like a waking necessity and more like a healthy addition to breakfast.

Moby P.

Physician trying to stay young.

Vera Roasting is a fine product. We have been using the coffee for a very long time. It is the best coffee I have ever used. These people are very good to deal with. Very responsive if you have questions. Packaging and order process are first class.

Gary M.

Happy customer of CoffVee

CoffVee has become all that I drink. Not only does it taste great, but the added health benefit of the resveratrol makes me feel even better about the choice that I am making! I love that it comes in K-cups, ground, or whole bean, and the company makes it easy to send as a gift!

Sara F

Loyal CoffVee customer

We've been buying the Vera medium blend beans routinely for more than a year. It has become our go-to daily coffee. Outstanding product and great service.

Bob S.

I love CoffVee so much that I've told all my friends and family about it! You wouldn't believe how many times I've been told it's there new favorite coffee. They absolutely rave about the taste (medium, dark, and even decaf), and the added heart-healthy benefits truly makes drinking CoffVee a no-brainer! Why drink regular coffee when you can drink CoffVee? I know I will only drink CoffVee from here on, it's just that great!

Matt

My husband and I have been drinking CoffVee for about a year now and we love the rich delicious coffee and the added health benefit of resveritrol. We enjoy the heart healthy results of drinking CoffVee every morning!!

Alison F.

This coffee is absolutely DELICIOUS! Definitely the best cup of coffee I've had in a long time. Yum! ☕☕☕

Ariella C.

Excellent coffee! Smooth, not bitter. My previous routine included Dunkin Donuts every morning, but CoffVee has replaced that!

Lindsay G.

fosters.com
A Service of seacoastonline.com

UNH chemist brings heart-healthy coffee to market

December 21, 2016

PORTSMOUTH - A new coffee created by a local organic chemist and marketed by a Portsmouth start-up incubator combines the perk-me-up qualities of java with the heart-healthy qualities of antioxidants found in red wine.The product is CoffVee,

WMUR 9 abc

New NH company makes 'Coffvee' - coffee with red wine

September 23, 2016

Video Transcript >> WELCOME TO NEW HAMPSHIRE'S BUSINESS. I'M FRED KOCHER. IN A MINUTE WE'LL TALK ABOUT THE NEWEST START-UP. LOOK AT THE NATIONAL GROUP SAYING THAT BUSINESS START-UP ACTIVITY IN THE U.S. ROSE

Vera Roasting Company Expands Production of CoffVee, The Heart-Healthy Coffee, by More than 1300%
February 10, 2016

Portsmouth, NH (PRWEB) February 10, 2016 Vera Roasting Company, Inc., the only producer of coffee infused with resveratrol, today announced expanded production capabilities for CoffVee, a master-roasted coffee, making it the fastest-growing

New Brew Makes Coffee Breaks as Healthy as Happy Hours - HR Daily Advisor
January 11, 2016

Hate when your workers hang out in the breakroom drinking coffee? Well, in the near future, you may be encouraging them to down their java when a new brew can make them be healthier, look younger-and maybe lower your healthcare ...

This New Coffee Is like Drinking Red Wine for Breakfast
January 5, 2016

Megan Parry We've all probably looked at the clock on a particularly bad Monday morning at the office and wished wine wasn't frowned upon as a morning beverage choice (it's five o'clock somewhere, right?! And red wine helps with memory, so...

A New Coffee With the Same Health Benefits as Red Wine Is Now on the Market
December 16, 2015

The beans are infused with resveratrol, the same compound found in grape skins.

This Coffee Claims to Include the Health Benefits of Red Wine
December 14, 2015

The benefits of red wine and coffee are together at last! No, it's not a coffee that gets you drunk (the Irish already came up with that, or at least lent their name to it). Instead, an organic chemist claims he's created a cup of joe that has the added

UNH chemistry professor develops antioxidant-infused coffee - The Portland Press Herald / Maine Sunday Telegram
December 14, 2015

PORTSMOUTH, N.H. - An organic chemist currently serving as chair of the University of New Hampshire's Chemistry Department has developed a coffee that provides the same amount of antioxidants found in red wine. The Portsmouth Herald reports Glen

New Coffee Offers Same Health Benefits As Red Wine, Chemist Claims
December 14, 2015

PORTSMOUTH, N.H. (AP) - A University of New Hampshire chemist says he's developed a coffee that provides the same benefits to the heart as red wine. The Portsmouth Herald reports (http://bit.ly/1IPkfKm) Glen Miller infused Arabica coffee

New Coffee Offers Same Heart Benefit As Red Wine, Chemist Says
December 14, 2015

A University of New Hampshire chemist says he's developed a coffee that provides the same benefits to the heart as red wine. The Portsmouth Herald reports (http://bit.ly/1IPkfKm) Glen Miller infused Arabica coffee beans with resveratrol, the

COFFEE MADE FOR YOUR HEART

We've crafted the first coffee infused with the health benefits of wine.

Vera Roasting Company is passionate about crafting a premium brew that will make your taste buds and your heart happy. CoffVee is delicately roasted, 100% Arabica beans infused with resveratrol, the all-natural antioxidant found in red wines. Enjoy the widely accepted heart-healthy benefits of a glass of red wine in every cup of CoffVee.


CoffVee
Heart Healthy Coffee
Dark French Roast
GROUND
Net Wt. 14 oz.


CoffVee
CoffVee
Heart Healthy Coffee
12 K-Cup® Pods for Use in All Keurig® K-Cup® Brewers
0.39 OZ (11g)/EA

HOW WE DO IT



STEP ONE: EXTRACT

Extract the naturally occurring resveratrol, found in the skins of grapes used in the making of red wines.



STEP TWO: INTRODUCE

Introduce delicately roasted, 100% premium Arabica coffee beans. Using a patent-pending technology developed by Vera Roasting Company, infuse beans with resveratrol.



STEP THREE: ARRIVE

Arrive at a delicious, heart-healthy cup of CoffVee.

SEE US IN ACTION

Watch our interview with New Hampshire's Business with Fred Kocher


NEW HAMPSHIRE'S
WMUR9

WE'RE YOUNG AND GROWING FAST

We've already shipped to every single state in the U.S.

Since its launch in December 2015, the company has sold CoffVee direct-to-consumers through VeraRoasting.com. Within nine days of the initial launch, the simple marketing message of "red wine health benefits added to great coffee" led to orders from every state in the country including remote communities in Alaska and boat slips in Hawaii. To date, our strongest sales have been in New England, Florida, and California. We continue to rapidly and aggressively build brand awareness via highly tailored marketing efforts.


$90K
$75K
$60K
$45K
$30K
$15K
0
Total Revenue Thru November: $76,732
Q1 '16
Q2 '16
Q3 '16
Q4 '16
2016 Total Revenue

51%

Gross Margin in Q3 2016

50

States w/ CoffVee customers

OUR PARTNERS SO FAR

CoffVee has found its way into the cups of some big league brands.

OUR JOURNEY SO FAR

Our plan now is to ramp up our subscription model and land more national accounts.

July 2015
Glen Miller files a provisional patent with the US Patent & Trademark Office

September 2015
Vera Roasting Company, Inc. is incorporated

December 2015
The Associated Press picks up article about Vera's launch which is distributed to at least 300 media outlets

December 2015

CoffVee has been shipped to customers in all 50 states

February 2016

Vera lands the Baltimore Orioles as a corporate account for the 2016 season

March 2016
Production capacity is increased from 1,400 to 20,000 pounds per week, with the addition of a co-packing partner

May 2016

Vera introduces K-Cups to satisfy significant consumer demand for a single-serve product line

June 2016
Finalize and file a Utility Patent with the US Patent & Trademark Office on a prioritized examination track

September 2016
Vera achieves the fourth consecutive quarter of improved gross margin and hires its first outside salesperson

November 2016
The Vitamin Shoppe becomes our first national account; Vera also lands an account with the United States Coast Guard

January 2017
Invited to participate in Whole Food's regional coffee showcase

Spring 2017
Plans to open new pack and ship facility with more storage and production capacity

"The concept behind Vera Roasting Company seems very interesting because it exploits the intersection of multiple market trends and realities.

- First, there is a large segment of the population looking for healthy lifestyle and dietary alternatives

- The rise of boutique products such as gourmet coffee and craft beer have created retail openings that were previously locked out by giant manufacturers

- The success of Keurig and Starbucks has established very high price per serving thresholds

- Vera Roasting Company has provided a product with high levels of customer satisfaction

To make a company like this work, the management team must have a command of the scientific processes to establish protectable IP. They also need the experience of high growth startups, and they need the operational skills to manage production, social media, and business controls. The Vera management team offers all of that, plus an esprit de corps that is essential to weather the storms of a startup."



Jeffrey Carlisle

SERIAL MED-TECH ENTREPRENEUR, VERA ROASTING COMPANY INVESTOR

How Your Investment Will Help Us

Marketing

- Brand awareness

- Tasting events

- Paid advertising

Capacity

- Pack-and-ship facility

- In-house production

- Production automation

Working Capital

- Inventories

- Accounts receivable

- Cash-on-hand

LET'S CHANGE THE WAY WE DRINK COFFEE

Most people have heard that red wine is a healthful drink. Indeed, people who drink red wine regularly and responsibly lead healthier lives with less disease, including a reduced incidence of coronary heart disease. Over thirty years of medical studies converge on the same conclusion: the beneficial ingredient inside the red wine is resveratrol, an all-natural antioxidant that originates in the skins of red grapes and is naturally extracted into red wine during production.

As a professor of organic chemistry and Chair of the Chemistry Department at the University of New Hampshire, I have made a career of studying organic compounds. While I've been aware of resveratrol for nearly twenty-five years, it was only about two years ago that I decided to research the antioxidant. I was reading a paper from a medical journal suggesting yet another beneficial impact of resveratrol, the slowing of aging-related cognitive decline. I wondered, "Why is resveratrol so special?" The answer to this question is related to resveratrol's novel structure and properties. Resveratrol is a robust, polyphenolic organic compound that has the ability to slow down or even shut down free radical processes, which are implicated in a wide range of undesirable events that impact our lives. These include food spoilage, disease progression, and even aging. I became convinced that introducing regular resveratrol into the American diet is not only an important goal, it's absolutely essential.

Many people have asked me "Why not just drink red wine?" It's a great question. For starters, not everyone likes red wine. But more importantly, the key to realizing the beneficial health impacts of resveratrol is to consume it every day—to make it a daily part of our diet. It's not enough to consume resveratrol once or twice per week. While some Europeans do indeed drink a few glasses of red wine each and every day, few Americans can say the same. However, roughly 85% of all US adults drink coffee and the average coffee drinker consumes three cups per day. I realized that coffee is our red wine! With this realization, CoffVee was officially under development.

It took some time and experimentation to develop a method to infuse resveratrol into freshly roasted coffee beans (I'll spare you most of the nitty-gritty, scientific details). Eventually, the technology was developed such that each cup of brewed CoffVee delivered the same amount of soluble, bioavailable resveratrol as a typical glass of red wine. A key to our infusion technology is that the resveratrol in CoffVee is both soluble and bioavailable. Resveratrol supplements in pill form, available in the marketplace, are not soluble, and consequently a significant quantity simply passes through our systems unused after ingestion. On the other hand, the resveratrol found in red wine, and now in CoffVee, is both soluble and bioavailable so that our bodies can make excellent use of it.

Vera Roasting Company was incorporated in September 2015, and CoffVee was officially launched in December 2015. CoffVee has been very popular from day one. It really resonates with coffee drinkers, who love the idea of receiving the health benefits of red wine in their daily coffee. Just as important, CoffVee is a truly delicious coffee. We chose our three roast profiles (a Colombian Medium Roast, a Dark French Roast and a Mayan Decaf Roast) through exhaustive taste-testing and collaboration with a master roaster. Our efforts have paid off in a big way. Many of our customers tell us that CoffVee is the smoothest, best tasting coffee on the market. I truly believe it is. I drink CoffVee myself, every day without exception. And I love it!

Our decision to bring on new investors through Wefunder will enable us to grow our business while forging new relationships. We are eager to bring on partners that love our product and the concept behind it. We want to connect with them, listen to their ideas, and turn them into CoffVee evangelists. Together, we can proliferate the planet with heart-healthy CoffVee!

I thank you in advance for your interest in CoffVee and Vera Roasting Company, and I look forward to working with you!

Sincerely,

Glen Miller
Founder & CTO, Vera Roasting Company

MEET THE FOUNDERS


CoffVee

Glen Miller

Founder & CTO

Professor of Chemistry and Materials Science, Chair of Chemistry Dept. at the University of New Hampshire, Glen has been studying organic compounds for over 25 years.



Mark Galvin

CEO

Mark has played key roles in 14 New England startups. Although his start was as a software engineer, he founded 8 of those companies, and operated as their President and CEO.

AND THE REST OF THE TEAM



Christopher Matrumalo

Director of Marketing

Creative marketing and sales strategist, with relevant background in both retail and product development. Track record of building brands, world-class retail experiences, and fierce customer loyalty.



Evan Young

Director of Finance and Operations

Critical thinker with advanced financial analytical skills, as well as cash management, debt-raising, and capital allocation expertise. Recently passed the Chartered Financial Analyst exams.



Craig Fournier

Director of Outside Sales

Craig has outside sales experience with 4 successful start-ups in the food and microelectronics industries. Craig is powered by his constant focus on 100% customer satisfaction as the key to success!

RAISED $155,199 FROM 2+ INVESTORS

$35,000	$120,199
October 2016 SAFE	In Progress



John Kelly Wallace

Father of two special needs children, beloved wunderkind to me and my Wife Connie



Chris Johnson

I am 30, just starting out looking to invest in great up and coming companies with great ideal with the future in mind. I am a analytical chemist who specialize in biodiesel and biorefinding.

DETAILS

What is Vera Roasting Company?

– COLLAPSE ALL

Vera Roasting Company infuses the heart-healthy benefits of red wine into the finest coffee. We are the only company to prepare coffee that is infused with resveratrol (and we have patents pending on both our process and the final product). Resveratrol is a powerful, all-natural antioxidant that is responsible for giving red wine its heart-healthy properties. Studies have shown that modest consumption of resveratrol may support cardiovascular, neuromuscular, and immune system health.

So what we do at Vera Roasting Company is infuse a purified form of resveratrol into freshly roasted coffee beans. Once it's infused, the bean otherwise behaves as any other coffee bean would. You can grind it and brew your coffee as you normally would, except that your coffee is going to have the same amount of resveratrol as the typical glass of red wine. It's a great way to introduce resveratrol into your diet if you're not a red wine drinker, or only drink it on occasion.

Talk about your business model. What are your prices and gross margins on your bagged coffees and K-Cups? Do you see room for improvement?

Until the last couple of months—which have seen us aggressively pursuing traditional, brick-and-mortar retail channels—our focus has been on direct-to-consumer web sales through www.VeraRoasting.com. This strategy resulted in the overwhelming majority of our first-year revenue. Easy online ordering, set-and-forget subscription service options, and fast, free shipping on all orders over $25 anywhere in the U.S. are all key components driving the success of our business to date.

Our coffee retails for $14.95 per bag (our medium and dark roasts come in a 14-oz. bag, while our decaf roast comes in a 12-oz. bag). We also offer K-cups in 12-count boxes, which retail for $12.95 per box. The gross margins on these products range between 60% and 70%, excluding shipping. (The exact gross margin depends on the roast variety and actual cost of green coffee, which fluctuates due to various market pressures). Depending on the destination, order quantity, and shipping service, shipping costs can account for another 15%–25% of sales, with the most common order resulting in a shipping cost of 20% of sales.

Our gross margins have improved every quarter since the company's inception last year. We estimate that margins could continue to improve by roughly 10%–12% from where we are today as we realize efficiencies with higher volumes in production, labor, and purchasing.

How big is the market?

The total addressable market for coffee in the United States is over $48 billion, with 55% of that amount spent on premium and specialty coffee. A full 85% of all adults in the US drink coffee and the average coffee drinker consumes 3.1 cups per day. The market is growing at 4% annually. The market is well-established, stable, and experiencing modest growth across most demographics. CoffVee is the first and only coffee product that includes resveratrol.

Who are your competitors?

Well, everyone likes to think that they don't have competitors and that they're the only product on the market. In the case of CoffVee, that's really pretty true, as we have a highly differentiated product with no close substitutes. No one else is producing coffee with our unique health twist, and we have patents pending to make sure it stays that way. Of course, we realize that our biggest competition is other very highly regarded, premium coffee brands. People are not going to stop drinking coffee they like and replace it with coffee that they enjoy less, even with a significant added health benefit. This is why we spent so much time and energy developing roasts of CoffVee that beat all the best coffees on the market in double-blind taste tests. We understand that every one of our customers has the option of buying Starbucks or Peet's or Green Mountain coffee, and we're confident that our product beats them all head-to-head even before considering the huge value-add of the health benefits of red wine.

What is "The French Paradox" and how does it relate to CoffVee?

Many years ago, doctors noted "The French Paradox." The French have a low incidence of coronary heart disease, despite the fact their diet is rich in saturated fats—exactly the type of diet that is known to contribute to heart disease. How are the French able to eat their diet and still maintain excellent heart health? This paradox is explained by their love of red wine. After 20+ years of medical studies by groups all over the world, it has become clear that the potent antioxidant resveratrol, present in red wine, is responsible for promoting heart health among the French and other red wine drinkers.

Most health-conscious U.S. adults are aware of the link between red wine and better health. In the U.S., there are many red wine lovers, but we do not drink nearly as much red wine as other countries like France, Andorra, and Macedonia on a per capita basis. The U.S. is not even in the top 10 of red wine-consuming nations, per capita. However, 83% of all U.S. adults drink coffee and the average coffee drinker drinks 3.1 cups per day! CoffVee is an easy way to make resveratrol a regular part of the American diet.

What's new about what you're making? How is it different?

Vera Roasting Company created a proprietary, patent-pending method to infuse resveratrol into premium coffee beans such that each cup delivers a bioavailable form of resveratrol with the same concentration as found in a typical glass of red wine. Resveratrol is the potent, all natural antioxidant that gives red wine its heart healthy properties. The addition of resveratrol brings meaningful health benefits without changing the taste, color, or aroma of CoffVee.

Medical studies suggest that resveratrol is a heart-healthy natural product. Mother Nature places resveratrol in the skins of red grapes because it is an antioxidant that helps to protect the plant from disease and stress. Resveratrol is also an antioxidant in our bodies, with numerous studies suggesting that it may help to protect us from many serious ailments including diabetes, Alzheimer's, coronary heart disease, and cancer.

Why not take resveratrol supplements?

Supplements are expensive and wasteful, especially resveratrol in pill or powder form. Resveratrol is not water soluble and not bioavailable in pill form, meaning that most of it is never absorbed. It simply passes through your system. Resveratrol in red wine is bioavailable because of the alcohol which solubilizes it, and other natural compounds. Vera Roasting Company's founder is an organic chemist with 25+ years of experience studying organic compounds. He was able to steal a page out of Mother Nature's playbook by using all-natural complexation agents found in red wine in a patent-pending formulation to give CoffVee a bioavailable form of resveratrol. CoffVee delivers resveratrol in a form that our bodies can rapidly assimilate.

How did you come up with these roasts?

When we were first starting, we did a lot of market research on relative popularity of different roasts of coffee. We knew we needed a "medium roast" and a "dark roast." Then we conducted taste tests to try to figure out exactly what sort of a roast we'd like to arrive at. We tasted a bunch of different coffees which originated with a bunch of different beans. Ultimately we worked with a master roaster who's been doing this for over 20 years. We settled on two roasts. The Colombian Medium Roast and the Dark French Roast. We added the decaf roast a few months later. In double-blind taste tests, our Colombian Medium Roast is preferred 5:1 over the leading medium roast and our Dark French Roast is preferred 7:1 over the leading dark roast. We definitely hit on some very flavorful, delicious coffees.

Where does your coffee come from?

Our medium and dark roasts use a Colombian bean while our decaf roast uses a "Mayan" bean, which is sourced from Honduras.

Who loves CoffVee?

People that want to lead a healthier lifestyle love CoffVee, but they're not alone. Recent medical studies suggest that the benefits of athletic training are enhanced with resveratrol, making CoffVee popular amongst athletes including runners, body builders, and everyone interested in strength and conditioning. In fact, soon after launching, CoffVee became the standard coffee of the Baltimore Orioles clubhouse!

Medical studies also suggest that resveratrol is not only a heart-healthy natural product, but may also slow the onset of age-related cognitive decline. For this reason, CoffVee is popular with older Americans, especially aging baby-boomers who are increasingly looking toward supplements to maintain good health. What could be easier for Baby Boomers than receiving their daily dose of health-promoting resveratrol in a great tasting cup of CoffVee?

Who are your customers?

With coffee drinking being such a pervasive aspect of our culture, Vera Roasting Company benefits from the wide range of demographic and psychographic profiles of consumers who make excellent targets. All coffee drinkers (from casual through coffee connoisseurs) are excellent target customers for CoffVee, but there is a unique opportunity for CoffVee to appeal to individuals who reside at the intersection of coffee consumption and health consciousness, as well as at the intersections of coffee and red wine consumption and health consciousness.

Our business is largely direct-to-consumer online and has been since we launched in December of 2015. We have very recently introduced coffee into several small retail markets here in the greater seacoast region of New Hampshire, and within the last month have landed multiple orders with our first national account, The Vitamin Shoppe. We've also been talking with some other prominent, major retailers in the last few months, which could lead to some equally meaningful relationships in the new year.

Recent medical studies suggest that the benefits of athletic training are enhanced with resveratrol making CoffVee popular amongst athletes including runners, body builders, and everyone interested in strength and conditioning. In fact, soon after launching, CoffVee became the standard coffee of the Baltimore Orioles clubhouse!

Medical studies also suggest that resveratrol is not only a heart-healthy natural product, but may also slow the onset of age-related cognitive decline (e.g. Alzheimer's). For this reason, CoffVee is popular with older Americans, especially aging baby-boomers who are increasingly looking toward supplements to maintain good health. What could be easier for Baby Boomers than receiving their daily dose of health-promoting resveratrol in a great-tasting cup of CoffVee?

CoffVee is good for you, but it is also delicious! Our highest priority is to ensure that CoffVee is a premium brew that people love to drink for its flavor. In double-blind taste tests, our Colombian Medium Roast CoffVee beat the leading medium roast 5:1, and our Dark French Roast CoffVee beat the leading dark roast 7:1. CoffVee is great-tasting coffee that people would buy and love, even it didn't promote a healthier lifestyle.

The vast majority of health-conscious U.S. adults are aware of the link between red wine and healthy living. Roughly 85% of American adults drink coffee regularly. There's a very good portion of the market that's going to say, "I want this. I think this stuff tastes really good, and I like the idea of getting the health benefits of the red wine in it."

Does the resveratrol impact the flavor?

No. The highly purified form of resveratrol used by Vera Roasting Company is tasteless. Although CoffVee is good for you, it doesn't taste like cough medicine! Our highest priority is to ensure that CoffVee is a premium brew that people love to drink for its flavor. CoffVee is great-tasting coffee that people would buy and love even it didn't promote a healthier lifestyle.

Is CoffVee safe?

Absolutely! CoffVee consumers get the same amount of resveratrol in their cup of CoffVee as in a typical glass of red wine. People have been drinking red wine with these concentrations of resveratrol for thousands of years.

What is Vera's market position and pricing strategy?

Vera Roasting Company's CoffVee is roasted from 100% premium-grade Arabica coffee beans, and initially offered in three varieties of popular roasts to satisfy most flavor preferences [a Colombian Medium Roast, a Dark French Roast, and a Mayan Decaf Roast]. The brand is positioned as a flavor-equal coffee to all the "good" coffee brands, such as Starbucks and Dunkin Donuts (and beats both of them by considerable margins in double-blind taste tests). The unique heart-health benefit commands a premium price over other bags of coffee on the shelves at local grocery stores. Vera Roasting Company sells 14-oz. bags of CoffVee for $14.95 and 12-count K-Cup boxes for $12.95. The company offers discounts for volume and subscription orders ranging from 5% - 15%.

What is Vera's advertising and brand promotion strategy?

To date, brand promotion has been achieved through a combination of digital marketing and traditional advertising. Our approach to online marketing involves a strategic attack of the online market through targeted keyword ad campaigns, and it leverages social media (both organic and paid advertising) to aggressively promote the brand and to build a grassroots movement towards the unique value proposition of CoffVee. In addition, we have aggressively promoted CoffVee at various regional trade shows and in local retail outlets through in-store demonstrations and free samples.

What is Vera's customer retention strategy?

Vera Roasting quickly built a core customer base of "evangelists" that are passionate about CoffVee and loyal to the product. We implemented a robust email marketing campaign that reinforced and encouraged the behavior of drinking CoffVee among existing customers. In addition, the company engages in efficient, targeted marketing to remind existing customers about CoffVee and augment the perception of pervasiveness in the marketplace. We also offer periodic discounts and exclusive deals for our CoffVee subscribers, reinforcing brand loyalty.

How has the company been able to bootstrap its growth thus far?

Vera Roasting Company was co-founded by the New England Innovation Center (NEIC). As a Resident Company of the NEIC, Vera has the benefit of the NEIC partners' expertise, including sales, marketing, finance, accounting, strategic, and fundraising experience. As a result, we have been able to retain a seasoned team of professionals with long histories of successfully growing startups without incurring significant payroll expenses. This team is led by Mark Galvin, a serial entrepreneur who has historically delivered a cash-on-cash return of over 300% on equity investments of $125 million across four previous VC-backed companies. One of these ventures was #2 on the Inc. 5000 Fastest-Growing Companies list for its vintage.

How have you guys gotten noticed in such a saturated market, and how do you plan to continue to be known?

It really comes down to the big differentiation. We've never heard of any other coffees that have added health benefits over just plain old coffee. There are plenty of brands that position themselves as "organic" or "Fair Trade," "small-batch roasted," or sourced only from farms growing on mountaintops above 5,000 feet. Every other way to try to differentiate coffee has been done. There are none that are as precise and only attributable to one brand as the heart-health benefits of the glass of red wine in every cup.

Because of the experience we have on our team—a published author and organic chemist—we've been able to file powerful process patents as well as a composition of matter patent, which is the actual molecular makeup of the brewed beverage with the resveratrol in it. CoffVee is formulated in a way that your body will be able to absorb the bulk of the resveratrol in the brewed beverage, thanks to the combination of some other natural elements from wine. You'll be getting the same amount that has been carefully tested in humans via red wine consumption throughout the ages.

When we put this core message out in the world, the response we get from consumers is overwhelming. Our press release about the launch of CoffVee in December of 2015 led to an unbelievable national media frenzy that saw more than 300 media outlets pick up an AP story about our "revolutionary coffee." It led to more sales than we could have ever imagined making in our first two weeks of business. We also had an interview on Fred Kocher's New Hampshire Business produced and aired by our local ABC affiliate, WMUR (video here:). It was also smack-dab in the middle of the holiday season, so it led to the single biggest sales day in the company's history to date.

Basically, when we get the word out in front of people through our media, we get big bumps in sales. Our message clearly resonates with consumers, so now we need to ramp up our marketing efforts and pursue more earned media opportunities and begin to do some advertising. That's one of the big reasons why we're raising capital now. When we start talking about month-over-month sales and quarter-over-quarter sales, it really comes down to when we get earned media, because we're not really doing paid advertising just yet. When we get earned media, we have big bumps in sales and subscriptions because people like it and they subscribe or they like it and they continue to purchase. Having only launched in December of 2015, we have customers that are on their 20th reorder already.

How has revenue grown since your launch 12 months ago?

The company has performed beyond our expectations. We were perhaps a bit lucky when we first launched. Within a few days, there was a local newspaper article about our company and product that was picked up by the Associated Press and published in over 300 media outlets. In very short order, we were selling to customers all over the country. Within 2 days of the article, we sold to customers in all 50 states, including Alaska and Hawaii. We got off to a very fast start. We've also had some other earned media, which has been very beneficial and has helped us to grow a fiercely loyal customer base. More recently, November of this year was very meaningful to our overall success after Vitamin Shoppe sent us their first purchase order for over 100 cases of coffee. We expect to grow the relationship with Vitamin Shoppe and other national accounts over the coming year.

What percentage of first time orders lead to reorders?

Right now, thirty percent of first-time purchasers end up reordering. Because we have so many new customers all the time, this figure is skewed low—many of our customers are so recent that they haven't even had the chance to reorder yet!

In addition, we set up a subscription service recently. We have an increasing number of subscribers who are now just getting their coffee on a monthly basis or whatever time frame they set; every week, every two weeks, every month, etc. Once they order and they try it, they tend to like it and they tend to come back.

Why raise money this way?

For me, I think back to the days of Ben & Jerry's. Ben and Jerry used to let their customers buy into the brand. It was certainly long before there was crowdfunding legislation. I think that was the success for them, quite honestly. It makes intuitive sense that our existing customers might have an interest in getting involved a little more, and feeling an ownership of the company for which they've become a customer. It's the ideal vehicle to provide an incentive for investor customers to help proliferate the brand—to get CoffVee in people's mouths. That's when we really win—when they taste it, they're going to love it.

How would funding get the word out there about your product?

We'd be able to do a little more experimentation with advertising. We're looking to try to figure out ways to "capture the magic" of our earned media success to get something that makes potential customers quickly understand our message and move them to buy our product.

Another way to grow our customer base is to use referral programs or other viral methods of empowering our followers—who are already subscribers that buy over and over again—communicate with their communities, their friends, and their centers of influence that they've found this incredible product, they like it, and they think that their friends should try it, too. Along those lines, we're offering our best customers the opportunity to send a free order of CoffVee to their friends to proliferate the brand.

Of course, we also think that using Wefunder is another interesting way to get our message out there and make an introduction to new potential customers.

How will this funding be put to use?

We'd like to have some buffer in our cash position to be able to invest in working capital in advance of gross profit coming in to pay for it. For example, to take on large national accounts, we need to grow our inventories and/or production capacity to be able to quickly ship fresh product. Depending on the payment terms we are offered, and to stay current on accounts with our own suppliers, we may also need to increase our investment in accounts receivable. The cash infusion from this fundraising event will enable us to make those investments.

To facilitate this growth over the next six months, we plan to open a new pack and ship facility with more storage and production capacity. It will allow us to absorb some of the functions currently performed by our co-packer, which will save us money while reducing our order lead times in the process.

Finally, we would like to invest in our marketing, advertising, and customer outreach. A key determinant of success for our retail channel partnerships is the frequency of brand awareness activities in their geography. Considering all of our wholesale customers, the geography that we have to cover is fairly wide, and growing. This presents a challenge, and we want to ensure that we have capital to invest in these marketing activities, driving success in all of these new channels. Obviously, we don't have a lot of interest in supplying a channel with product, having it not sell through, and that being the end of it.

On the direct-to-consumer side, our approach to online marketing has historically involved a strategic attack of the market through targeted keyword ad campaigns, and leveraging social media (both organic and paid) to aggressively promote the brand and to build a grassroots movement towards the unique value proposition of CoffVee. We would like to experiment with new marketing messages via Google Adwords, Facebook, Twitter, Instagram, Amazon, or even television advertisements.

What are the qualifications of your executives?

Mark, President & CEO, is a serial entrepreneur who has previously done four venture capital-backed companies that made it to rapid growth rates that would put them in top 100 fastest growing private companies in their vintages. He excels in equity fundraising, team building, rapid-growth business management, system architecture, matching technologies to business needs, and developing market channels. Mark is currently serving as Managing Director of the New England Innovation Center, LLC, of which Vera Roasting Company is a resident company.

Glen, CTO, is a full professor at the University of New Hampshire and he is currently the Chair of the Chemistry Department. He is very well respected in the field of organic chemistry, with over 60 scientific papers published in leading journals, and over 200 presentations at national and international meetings.

They met a few years before starting Vera Roasting Company when Mark was involved with an entity called the New Hampshire Innovation Commercialization Center, the primary function of which was to find commercial opportunities for technologies developed within the University of New Hampshire. Glen is responsible for some of the better stuff that has been done at UNH in material sciences and organic chemistry and he met Mark while investigating the market opportunity for a technology based on UNH intellectual property.

What is your current run rate / burn rate?

As of December 2016, we had approximately $10,118 cash in bank. We currently operate at a "burn rate" or "net cash in" (difference between expenses and revenues) of approximately $-10,000 to $5,000 per month.

Current investors are committed to the company and willing to cut the company checks to keep it solvent in these early stages, if needed. It is not something that we've asked them to do yet, though.

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B Turner Mar 12

When I invest in this company will I then own a share of the company and if I invest more will I own more of the company, and can I sell my shares for a profit in the future



Evan Young Director of Finance and Operations EMPLOYEE Mar 12

Hello,

The funding instrument is a Simple Agreement for Future Equity (SAFE). In the future, if a professional investor makes an investment or the company is sold, the company will negotiate a valuation with the counterparty. At that point, the SAFE will convert into equity and a share price will be determined, leading to a certain number of shares to be issued. The more you invest today, however, the more shares you will receive in the future.

You are not permitted to sell your interest before it converts to shares, as there are no shares for you to sell initially. There are four ways for you to receive money back after you invest:
1.) A liquidity event - the company is sold or has an... ***[+ READ MORE]***

LIKE

James L. Wedo Feb 16

Hello. if I invest in your company what is the cost per share of stock in your company. I have seen the different levels of investment and gifts given at each level but no where did I see cost per share..I will wait to hear back from you..James Wedo (Minnesota)



Evan Young Director of Finance and Operations EMPLOYEE Feb 17

Hey James,

The funding instrument is a Simple Agreement for Future Equity (SAFE). In the future, if a professional investor makes an investment or the company is sold, the company will negotiate a valuation with the counterparty. At that point, the SAFE will convert into equity and a share price will be determined, leading to a certain number of shares to be issued.

The valuation cap and discount play a role in determining the number of shares you receive. The valuation to be used will be the smaller of the cap (currently $1.5 million) or the future valuation less a discount (15%). More important to early stage investment is the percentage of the company you are purchasing. At the $1.5... ***[+ READ MORE]***

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO VERA ROASTING COMPANY

1. Supply Chain Risk – Our current supply chain relies heavily upon a single co-packer located near our head office in New Hampshire. As we have no existing relationships with other co-packers in our area, the failure of our co-packers' business or the loss of their cooperation could lead to an immediate and/or lengthy disruption to our supply of freshly roasted coffee. In such an event, we may be forced to contract with another co-packer on unfavorable terms or even be unable to find another coffee roaster to prepare our roasts to our specifications.

2. Cost of Goods Sold Risk - The prices we pay for the green coffee beans we use to craft our premium roasts are indexed to the cost of "C" Coffee futures, a commodity which has exhibited substantial volatility in price over the past few years. This risk is not hedged in any way and we have no plans to do so. Substantial increases in the price of the underlying commodity, such as those that might be driven by natural disasters or global financial/political crises, may reduce our profitability and/or the quality of product we are able to bring to the market.

3. Patent Risk – We have made a submission under the USPTO's Prioritized Patent Examination Program for a utility patent covering the composition of matter and process used in the production of our product, CoffVee. If the patent were denied, there is a risk that a competitor could offer a similar product with the same heart-healthy differentiation we claim to have developed.

4. Competition Risk – The specialty coffee market is very competitive with many incumbents. There is a risk that we will be unable to differentiate ourselves from other players in the specialty coffee space in a way that leads to long-term recurring sales and growth.

5. Liquidity Risk – The funding instrument we are using, the Simple Agreement for Future Equity (SAFE), is a convertible equity security. Neither the SAFE nor the equity received on conversion will have an active market on which the investors will
be able to sell their interest in the company. Additionally, it is possible that the company will require multiple follow-on financings as we continue to develop the business, some of which may be dilutive to investors in this round. At the current time, the company has no target date for a liquidity event. Investors should expect to commit their capital to the company for an extended period of time.

6. Qualified Employee Risk – Given our funding situation and cash flow from sales, there is a risk that we will struggle to attract employees with sufficient qualifications
at a level of compensation we can afford.

7. Spoilage Risk – Although coffee is a fairly shelf-stable product, there is a risk that a portion of an outsized production run of CoffVee could expire before being sold.

8. Lack of Operational History – Although a team of experienced entrepreneurs leads the company, none of them have ever been involved in bringing a retail food product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in buying a resveratrol-infused coffee.

9. Shift in Perceived Health Risk - For the last 20+ years, the supporting science and public perception have billed the consumption of red wine—and resveratrol, specifically—apart of a healthy diet. Overwhelming numbers of studies have shown resveratrol to be a powerful antioxidant that may contribute to improved cardiovascular health, neuromuscular health, cognitive function, and overall fitness. Still, there is potential for new research to emerge and dramatically change the perception of resveratrol in the market. Furthermore, new research could emerge and dramatically change public perception towards coffee overall. Unforeseen changes in market affinity for coffee could significantly impact Vera's sales and customer loyalty towards CoffVee.

10. Execution of Strategy - Vera Roasting Company may fail to successfully execute its strategy to grow sales through online, television, and
event marketing. Should its marketing efforts fail, the company may be limited
to much slower growth or may be unable to meet its obligations and be forced to
cease operations.

11. The founders and officers are not currently full time with the company. As such it is likely that Vera Roasting will not make the same progress as it would were that not the case.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Vera Roasting Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Evan Young
Analyst at MyMedicalShopper
Greater Boston Area | Internet

Current: New England Innovation Center, LLC, MMS Analytics, Inc. dba MyMedicalShopper, Vera Roasting Company
Previous: Pax World Management LLC
Education: Dalhousie University

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General Partner, Business Analyst
New England Innovation Center, LLC
October 2014 – Present (2 years 4 months) | Portsmouth, NH

Head of Data Analytics
MMS Analytics, Inc. dba MyMedicalShopper
October 2014 – Present (2 years 4 months) | Portsmouth, NH

Conceptualized and executed the data aggregation process currently powering MyMedicalShopper's Price Transparency Platform, which delivers information on thousands of procedures across a thousand providers to consumers throughout New England. Actively engaged in product development and strategic initiatives.

Director of Finance and Operations
Vera Roasting Company
July 2015 – Present (1 year 7 months) | Portsmouth, NH

Finance Intern
Pax World Management LLC
2012 – 2012 (less than a year) | Portsmouth, NH

Education

Dalhousie University
Bachelor of Commerce (BCom), Finance
2009 – 2013

Activities and Societies: Dalhousie Investment Society (DALIS) - Executive Member

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Dalhousie University
May 2013

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Dalhosue University/Dr. MacKay
February 2013

Dalhousie In-Course Scholarship
Dalhousie University
January 2013

Malcolm Mosher Memorial Scholarship
Dalhousie University
September 2012

Dalhousie In-Course Scholarship
Dalhousie University
September 2011

Dalhousie Entrance Scholarship
Dalhousie University
January 2010

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CoffVee
Heart Healthy Coffee
12 K-Cup® Pods for Use in All Keurig® K-Cup® Brewers
0.39 OZ (11g)/EA
CoffVee
Heart Healthy Coffee
12 K-Cup® Pods for Use in All Keurig® K-Cup® Brewers
0.39 OZ (11g)/EA
CoffVee
Heart Healthy Coffee
CoffVee
Heart Healthy Coffee
CoffVee
CoffVee

CoffVee™

The Heart Healthy Benefits of Red Wine Infused Into the Finest Coffee

Glen P. Miller

Founder, Chair & CTO at Vera Roasting Company

Greater Boston Area | Higher Education

Current	Vera Roasting Company, University of New Hampshire
Previous	University of New Hampshire, Exxon Research & Engineering Company
Education	Clarkson University

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Top 10 Reasons You'll Love to Drink CoffVee, the...

October 28, 2016

Background

Summary

Glen P. Miller is Professor of Chemistry & Materials Science and Chair of the Chemistry Department at the University of New Hampshire. He is also Founder and CTO of Vera Roasting Company, makers of CoffVee, the first coffee infused with resveratrol. He is an authority in the area of organic chemistry, nanostructured carbons including fullerenes, carbon nanotubes, graphene and large acenes. His academic research group has successfully synthesized and characterized many nanostructures and organic compounds including C_{3v} $C_{60}H_{18}$, bis and tris-[60]fullerene adducts of large acenes, hydrogenated SWNTs, fullerene nanotubes (a.k.a., fullerene nanowhiskers), photooxidatively resistant pentacene derivatives, an exceptionally persistent heptacene derivative, and a persistent nonacene derivative. He also developed a new, tip-based nanopatterning technique called FAN (Field-Assisted Nanopatterning) that has been demonstrated on organic compounds, polymers, fullerenes, metals, salts and nanoparticles.

Specialties: Organic Chemistry; Nanochemistry; Nanostructured Carbons including Fullerenes, Carbon Nanotubes and Graphene; photooxidatively resistant Large Acenes including Pentacene, Heptacene and Nonacene derivatives; Nanopatterning; Bottom-Up Self-Assembly of Functionalized Fullerenes.


CoffVee
CoffVee
CoffVee

Heart-Healthy CoffVee

Experience

Founder, Chair & CTO
Vera Roasting Company
October 2015 – Present (1 year 4 months) | Portsmouth, NH

Vera Roasting Company is passionate about crafting a premium brew that will make your taste buds and your heart happy. Our product, CoffVee™, is delicately roasted, 100% Arabica beans infused with resveratrol, the all-natural, heart-healthy antioxidant found in red wines. Now you can enjoy the widely accepted heart-healthy benefits of a glass of red wine in every cup of CoffVee™.

Resveratrol is a polyphenol antioxidant found naturally in the skins of red grapes. Studies have shown that modest consumption of resveratrol may support cardiovascular, neuromuscular, and immune system health.

For more about CoffVee™, company information and links to studies, visit: https://www.veraroasting.com/

See the story of CoffVee™ at:

http://www.wmur.com/money/new-nh-company-makes-coffvee-coffee-with-red-wine/37055090


TNH
The New Hampshire

New coffee intended to be heart healthy inspi…



A New Coffee With the Same Health Benefits…



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Chair, Department of Chemistry
University of New Hampshire
July 2015 – Present (1 year 7 months) | Durham, NH 03824


CoffVee

Heart-Healthy CoffVee


WMUR
MARK GALVIN
MANAGING DIR. NEW ENGLAND INNOVATION CTR.

New NH company makes 'Coffvee' - coffee w...

Professor of Chemistry & Materials Science
University of New Hampshire
June 2006 – Present (10 years 8 months)

Director of Materials Science Program
University of New Hampshire
July 2009 – June 2015 (6 years)

Associate Director, Center for High-rate Nanomanufacturing
University of New Hampshire
September 2004 – May 2015 (10 years 9 months)

Direct UNH arm of Nanoscale Science & Engineering Center for High-rate Nanomanufacturing, a National Science Foundation funded center composed of scientists and engineers from 3 New England Universities (UNH, Northeastern, UMass Lowell)

Associate Professor of Chemistry
University of New Hampshire
June 2001 – June 2006 (5 years 1 month)

Assistant Professor of Chemistry
University of New Hampshire
September 1995 – June 2001 (5 years 10 months)

Senior Chemist
Exxon Research & Engineering Company
September 1990 – August 1995 (5 years)

Skills

- **47** Nanotechnology
- **37** Materials Science
- **34** Organic Chemistry
- **32** Chemistry
- **27** Polymers
- **10** Carbon Nanotubes

Education

Clarkson University
PhD, Physical Organic Chemistry
1987 – 1990

Synthesis and Study of Carbodications in Superacidic Media

Clarkson University
BS, Chemistry
1983 – 1986

Additional Info

- **Interests**

nanotechnology, organic chemistry, materials science

Organizations

Additional Organizations

ACS, MRS, ECS, Center for High-rate Nanomanufacturing

Honors & Awards

Additional Honors & Awards

Class of 1944 sponsored Named Professorship, University of New Hampshire, 2008

University of New Hampshire Faculty Scholar Award, 2002

Excellence in Teaching Award, College of Engineering and Physical Sciences, University of New Hampshire, 2000

Patents

Functionalized nanosubstrates and methods for three-dimensional nanoelement selection and assembly

USPTO

Issued July 21, 2009

The present invention provides a functionalized nanosubstrate or "nanotemplate" that is useful for selectively assembling nanoelements across a large area. The nanotemplate is capable of guiding the massive parallel assembly of nanoelements to fabricate a three-dimensional nanostructure. Nanoelements can also be transferred at a high-rate from the template to a recipient substrate. Examples of... **more**

Publications

"Substituent effects in pentacenes: gaining control over HOMO-LUMO gaps and photooxidative resistances."

J. Am. Chem. Soc., 2008, 130, 16274–16286

A combined experimental and computational study of a series of substituted pentacenes including halogenated, phenylated, silylethynylated and thiolated derivatives is presented. Experimental studies include the synthesis and characterization of six new and six known pentacene derivatives and a kinetic study of each derivative under identical photooxidative conditions. Structures, HOMO–LUMO... **more**

Water Soluble Pentacene

Journal of Material Chemistry

January 2013

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NEW ENGLAND
INNOVATION
CENTER





Mark Galvin

Managing General Partner, New England Innovation Center, LLC

Portsmouth, New Hampshire | Information Technology and Services

Current	MMS Analytics, Inc., Vera Roasting Company, New England Innovation Center, LLC
Previous	Unified Office Inc, Bit Fry Game Studios, Inc., Stay, Work, Play
Education	U.C. Berkeley Haas School of Business

Send Mark InMail

500+ connections

https://www.linkedin.com/in/mbgalvin

Contact Info

Posts

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Don't have a Health Savings Account? Here's why...

October 13, 2015


FIRED!

Don't really know what a health savings account...

October 6, 2015


H15

I haven't seen you register yet! Here's my...

May 20, 2015

Background

Summary

Mark has played key roles in fourteen (14) New England startups. Although his start was as a software engineer, eight (8) of those companies, he founded and operated as President and CEO. They have run the gamut from fourth generation PBX, OEM ISDN subsystems, dial access routers, high density HFC/DOCSIS VOIP network switching equipment, and SMB IP-PBX with national phone services to technology accelerators with and without university ties (ZTEL, LAN-TEL, CCD, PRI, RAScom, Cedar Point Communications, Whaleback Systems, NH-ICC, NEIC).

In May 2013, Mark created a different model for the acceleration of innovative new companies; one that embraces the culture of the startup, proliferating disruptive products and services in the pursuit of profits, while rejecting offers of direct public assistance. The New England Innovation Center is the operating entity for a partnership of investors that have created a center for nurturing some of the best new companies and entrepreneurs in New England.

Mr. Galvin is one of few entrepreneurs who has received training as a Lean Launch Pad Educator at the U.C. Berkeley Haas School of Business. This methodology codifies real-world, hands-on, immersive learning about what it takes to transfer knowledge successfully into companies that solve pain points for prospective customers. Combining this with knowledge gained as a true serial entrepreneur, and leveraging extensive relationships, Mark has helped dozens of companies get started on proper footing.

Mark serves on company boards as well as the non-profit board of the Portsmouth Chamber of Commerce, and the Advisory Boards of Great Bay Community College and UNH Computer Science, and the Education Committee of the NH High Tech Council.

Experience

Founder, President and CEO

MMS Analytics, Inc.

December 2013 – Present (3 years 2 months) | Portsmouth, NH

MyMedical Shopper

MMS Analytics, Inc., d/b/a MyMedicalShopper enables true comparison shopping for medical procedures by shining a light on the secretive world of healthcare pricing. We can save small to midsize employers more than 33% on health insurance premiums while improving employee benefits. Become an empowered consumer and never overpay for healthcare again. Go to www.mymedicalshopper.com

Online tools can help save money on medical...

President
Vera Roasting Company
August 2015 – Present (1 year 6 months) | Portsmouth, NH

Vera Roasting Company is passionate about crafting a premium brew that will make your taste buds and your heart happy. CoffVee™ is delicately roasted, 100% Arabica beans infused with Resveratrol, the all-natural antioxidant found in red wines. Enjoy the widely accepted heart-healthy benefits of a glass of red wine in every cup of CoffVee™.


WMUR
MARK GALVIN
MANAGING DIR. NEW ENGLAND INNOVATION CTR.
New NH company makes 'Coffvee' - coffee w...

Managing General Partner
New England Innovation Center, LLC
April 2013 – Present (3 years 10 months) | Portsmouth, NH

The New England Innovation Center has created a unique model for the acceleration of innovative new companies; one that embraces the culture of the startup, proliferating disruptive products and services in the pursuit of profits. The Center is the operating entity for a partnership of investors that have created an environment for nurturing some of the brightest entrepreneurs and best new companies in New England.

Tuesday, July 19th: New England Innovation ...

Member, Advisory Board
Great Bay Community College
February 2011 – Present (6 years)

Great Bay Community College provides accessible, student-centered, quality higher education programs for a diverse population of students seeking career, degree or transfer opportunities. A strong commitment to lifelong learning is reflected in our policies, programs and activities. We will continue our strong tradition of providing education in the sciences, career and technical programs as well as in the liberal arts. We endeavor to promote economic development through community engagement and workforce development for the region.

Member, Board of Directors
Greater Portsmouth Chamber of Commerce
November 2010 – Present (6 years 3 months)

The Greater Portsmouth Chamber of Commerce is organized for the purpose of advancing the economic, industrial, professional, cultural and civic welfare of the Greater Portsmouth area.

Board Member
Innovacene, Inc.
May 2011 – Present (5 years 9 months) | Portsmouth, NH

Innovacene is an early stage company with patent pending stabilized acene technology. The base discoveries were invented at the University of New Hampshire and the Center for High-rate Nanomanufacturing, through years of research funded by the National Science Foundation (NSF). The company is currently applying these compounds to the development of superior Organic Light Emitting Diodes (OLEDs) for the rapidly expanding high-efficiency white lighting market. Innovacene will drive the deployment of high-efficiency white lighting in the form of large surface area, thin-film, material coverings for ceilings, walls, shades and other commercial and residential surfaces with cut-to-fit applications packaged by large OEM partners. Resultant partner products will be cheaper to install and maintain, don't require time to "warm up" and provide evenly distributed soft light, while saving substantial energy consumption without the use of toxic elements like mercury.

Board Member
Regaalo, Inc
March 2011 – Present (5 years 11 months) | Portsmouth, NH

Families have a strong need to stay connected with their children as they head off to college, desiring to be involved and also ease the transition during this major life event. Students likewise want to maintain this connection. Regaalo capitalizes on these powerful emotional bonds by creating a gift-giving marketplace that links families and students through local merchants. Regaalo accomplishes its mission through a web-based, mobile-delivered ecommerce platform.

Sole Incorporator/Co-Founder
Unified Office Inc
November 2010 – June 2016 (5 years 8 months) | Portsmouth, NH

Unified Office Inc. is a next-generation managed services provider of cloud-connected IT applications and Voice over IP (VoIP) communications targeting the Small and Medium Business (SMB) market segment. Unified Office leverages the power of cutting edge virtualized computing platforms and communications systems, allowing the SMB to take full advantage of innovative and collaborative services without the need for costly capital investments in IT infrastructure and associated staff.

Past Board Member
Bit Fry Game Studios, Inc.
December 2013 – March 2014 (4 months) | Portsmouth, NH

Bit Fry Game Studios is a video game development company that is creating a new category of udisclosed titles, with original and memorable characters, that run across both mobile and console devices. The company has a unique vision, which includes a singular on-line hub that connects gamers across device platforms and innovative IP in the area of A.I. and controller input that radically improves the mobile gaming experience. The company is developing titles that are approachable for both male and female casual gamers while providing competitive depth that scales with the skill and interest of even the hard-core players.

The company was founded in the Spring of 2013 by Ben Freidlin, a former MSFT software engineer and published author on advanced 3D gaming technology. Mr. Freidlin has assembled a world class team of seasoned gaming and entertainment professionals that is well into the development of the first title and has made significant inroads with potential distribution and console partners.

Past Board Member
Stay, Work, Play
October 2010 – January 2014 (3 years 4 months)

The goal of Stay Work Play NH is to expose more young people to the advantages of remaining in or returning to New Hampshire. The overall effort builds off the work of the University System of New Hampshire (USNH) and partnering organizations that established the 55% Initiative in 2007. This effort set a goal of encouraging at least 55% of the new graduates to stay compared to approximately 50% who currently stay.

Past Board Member

SimpleCharters

May 2013 – December 2013 (8 months) I Portsmouth, NH

SimpleCharters is the world's first online marketplace for finding and booking on demand private aircraft for charter. SimpleCharters.com offers an extensive selection of jet and turboprop aircraft that provide travelers with the best in comfort and convenience. The company also makes it easy for jet operators and fleet managers to advertise their aircraft, while providing direct feature and benefit transparency for end users. Before SimpleCharters existed, users of private charter aircraft lacked an efficient means to locate, compare and select suitable aircraft. When fully launched, SimpleCharters will make finding and booking aircraft charters easier than booking commercial airline seats.

The company was founded in early 2012 by technology entrepreneur, Charles Denault, and addresses an estimated U.S. addressable market of over $500 million in booking commissions. Early adopters have provided feedback that the company solves substantial issues for both operators and consumers of on-demand private jets. Many have described SinpleCharters as "the Orbitz of private jet travel".

Founder, Managing Director

New Hampshire Innovation Commercialization Center (now Alpha Loft)

July 2009 – February 2013 (3 years 8 months)

The New Hampshire Innovation Commercialization Center (NH-ICC), in partnership with the University of New Hampshire (UNH), was dedicated to accelerating the development of early stage high technology startups and to the commercialization of UNH intellectual capital.

Our vision was to fuel innovation and drive sustainable, rapid private sector growth in New Hampshire by selecting high potential early stage companies, locating them at our facilities at Pease Tradeport in Portsmouth, and providing them with a combination of business resources, seed capital and "hands on involvement" from the Center's seasoned startup executives.

UNH, a premier research institution, is one of only seven land, sea and space grant universities in the country. Its world-class faculty, graduate students and staff generate over $100 million in federally supported research each year. The NH-ICC made it a priority to create and leverage opportunities for the commercialization of these exciting technologies. In addition, companies accelerated through the programs at the NH-ICC were encouraged to leverage UNH faculty and student resources through advisory relationships and student internships.

3 recommendations, including:



timo platt
Delighting Device Users and Skiers Ever...

Mark has keen insights and challenges with thoughtful questions, based on his years of experience as a successful founder... View ↓



Jessica Rayno
Product Manager, Digital Strategist, & E...

Mark Galvin is a serial entrepreneur who brings passion and determination to every company with which he works. Whether... View ↓

1 more recommendation ↓

Various Board, Advisory Board, and Consulting Activities

VISAcom

August 2008 – February 2010 (1 year 7 months)

Focused in the areas of technology, technology M&A, fund raising, market and go-to-market strategies

Founder, President and CEO

Whaleback Systems

November 2004 – August 2008 (3 years 10 months)

Founded company to develop and market the first pure broadband PBX system. Focused the company on providing subscription-based broadband voice and unified communications services to small and medium sized business. These services are marketed through small local interconnects, managed service providers and through co-marketing activities with broadband service providers. Growth of revenues under Mark's leadership from 2005-2008 rank it as growing faster than the #1 private company in the US as reported in 2009 by Inc Magazine.

Founder, President and CEO
Cedar Point Communications
September 2000 – April 2004 (3 years 8 months)

Founded company to develop and market the first fully-integrated carrier voice and multimedia IP switching system. Focused the company on becoming the primary supplier of Packetcable compliant IP voice switching to the cable industry. This complex product was marketed directly to high level management in US and European MSOs.
- Negotiated and signed supply agreements with Comcast, Charter, Insight and others while capturing 25% of the NA market for cable telephony switching.
- #2 fastest growing private company in the US as reported by Inc Magazine.
- Personally recognized as Mass High Tech's 2004 Telecom All-Star
- Personally recognized as Finalist, 2003 Ernst and Young Entrepreneur of the Year
- Raised $80 million of investment capital in three equity rounds to fund the company.

1 recommendation



David Morris
Creating Executive Team Insight Platforms

Once Mark becomes passionate about a market opportunity, the immediate value creation on that venture he launches is nothing but incredible. He makes what is an art of orchestrating investors, high performing employees, partners and customers look... View ↓

VP Local Exchange and Access
Excel Switching/Lucent Technologies
May 1999 – March 2000 (11 months)

Aquired by Lucent November 1999.
After RAScom's merger with Excel Switching, became responsible for IP access networking and Local Exchange voice and modem switching for the combined company.

Founder, President and CEO
RAScom, Inc
January 1996 – May 1999 (3 years 5 months)

Aquired by Excel Switching in May 1999.
Founded company to develop and market the first Open System Remote Access Server which competed successfully for enterprise customers against the proprietary Ascend and Cisco products of the time. The company's product was marketed through a channel of VARs, Distributors, and OEM through Compaq Computer.

Founder, President and CEO
Primary Rate Incorporated (PRI)
September 1989 – June 1995 (5 years 10 months)

Aquired by Xircom in June 1995.
Founded company to develop and market standard T1 and PRI hardware and software subsystems to be sold on an OEM basis to leading equipment manufacturers around the world. Captured and contracted with over 100 OEM customers worldwide including Siemens, AT&T, 3Com, Shiva, Ericson, Alcatel and Motorola.

Lead Data Call Processing SW Engineer
LAN-TEL
1985 – 1987 (2 years)

Voice Call Processing Software Engineer
ZTEL
1983 – 1985 (2 years)

Patents

Reconfigurable data communications system with a removable optical backplane connector US 6931211 B2
United States US 09/938,228
Issued August 23, 2001

The present invention is directed to a reconfigurable data communications system. The system includes a removable optical backplane connector with a first end and a second end, a first data communications card, and a switch fabric card. The first data communications card includes an optical port configured to receive the first end of the removable optical backplane connector. The switch fabric... **more**

2 inventors:


Dan English
Director, IC Design Engineering at Broad…


Mark Galvin
Managing General Partner, New Englan…

Skills

Top Skills

- 99+ Start-ups
- 99+ Entrepreneurship
- 99+ Strategic Partnerships
- 92 Go-to-market Strategy
- 76 Leadership
- 75 Enterprise Software
- 63 Strategic Planning
- 48 Venture Capital
- 42 Product Management
- 39 Management

Mark also knows about...

- 34 Mergers & Acquisitions
- 29 Strategy
- 27 Mobile Devices
- 26 Emerging Technologies
- 25 E-commerce
- 23 SaaS
- 21 Fundraising
- 18 Telecommunications
- 17 Start-up Ventures
- 16 Commercialization
- 15 Networking
- 14 Angel Investing
- 14 Business Development
- 11 Program Management
- 11 VoIP

See 25+ ›

Education

U.C. Berkeley Haas School of Business
Lean Launchpad

McGill University
B. Sc., Math and Computer Science
1978 – 1983

Lexington High School
1975 – 1978

Additional Info

- ### Interests

Besides the obvious passion for helping build new enterprises I'm a private pilot (SEL, MEL, SES, IA, 5000+ hours mainly in PA4-1000, C421, C310 and LA270) and Skier. I really enjoy watching our children build their lives and relationships successfully. I'm always very glad my wife still puts up with me!

- ### Personal Details

Birthday March 25

- ### Advice for Contacting Mark

Going directly to my email at mark@ne-ic.com is the best way to make contact.

Honors & Awards

Additional Honors & Awards

Cedar Point was the 2007 #2 fastest growing private company in the US as reported by Inc Magazine

Personally recognized as Mass High Tech's 2004 Telecom All-Star

Personally recognized as Finalist, 2003 Ernst and Young Entrepreneur of the Year

RAScom ranked #85 in the list of fastest growing new private companies in 1999 and as #51 in the list of fastest growing new private companies in 1998 as reported by Entrepreneur Magazine

PRI was the 1995 #95 fastest growing private company in the US as reported by Inc Magazine

Recommendations

Received (4) Given (1)

Founder, Managing Director

New Hampshire Innovation Commercialization Center (now Alpha Loft)



timo platt

Delighting Device Users and Skiers Everywhere

"Mark has keen insights and challenges with thoughtful questions, based on his years of experience as a successful founder and chief executive at a series of tech companies. His collaborative style emerges after I worked with him for a while, and it makes for better decisions and action steps. I highly recommend his inputs and efforts.

January 28, 2013, timo was with another company when working with Mark at New Hampshire Innovation Commercialization Center (now Alpha Loft)



Jessica Rayno

Product Manager, Digital Strategist, & Entrepreneur

"Mark Galvin is a serial entrepreneur who brings passion and determination to every company with which he works. Whether it's answering emails at 2:30 in the morning or brainstorming new, innovative ideas on the chairlift… Mark is constantly putting his all into his work. His ferocity and excitement will no doubt inspire every member of an entrepreneurial team.

January 24, 2013, Jessica worked directly with Mark at New Hampshire Innovation Commercialization Center (now Alpha Loft)



Rajeev Agarwal

Russound

"I think it is true to say that NH-ICC is what it is almost entirely due to Mark. Start-ups, of course, form a part of Mark's DNA, and he has made NH-ICC into a great resource for New Hampshire start-ups. He is himself an excellent sounding board for new ideas and is a good mentor for new entrepreneurs. Mark is always willing to help new businesses with his unparalleled... **more**

January 24, 2013, Rajeev was with another company when working with Mark at New Hampshire Innovation Commercialization Center (now Alpha Loft)

Founder, President and CEO

Cedar Point Communications



David Morris

Creating Executive Team Insight Platforms

"Once Mark becomes passionate about a market opportunity, the immediate value creation on that venture he launches is nothing but incredible. He makes what is an art of orchestrating investors, high performing employees, partners and customers look like a science with his repeated success. Thank you for being YOU.

June 10, 2009, David was with another company when working with Mark at Cedar Point Communications

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